UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: September 29, 2004
(Date of earliest event reported):

DUKE CAPITAL LLC
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-23977 (Commission File No.)	20-1107586 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1803 (Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 5, 2004, Duke Energy Field Services, LLC, the membership interests of which the registrant indirectly owns approximately 70%, filed a Form 8-K under Item 2.06, reporting the following:

On September 29, 2004, management of Duke Energy Field Services, LLC concluded that impairment charges of approximately $23 million will be recorded in the third quarter of 2004 related to management’s current assessment of certain gathering, processing, compression and transportation assets being considered for sale. Additional charges associated with management’s periodic review of the carrying value of its assets and equity investments, a planned shut down of a specific plant and a disposal of certain assets during the quarter are estimated to be between approximately $35 million and $40 million and will be recorded in the third quarter of 2004. Approximately $23 million of these additional charges relate to management’s assessment of the recoverability of certain equity investments in affiliates. These total third quarter 2004 charges are not anticipated to result in any cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE CAPITAL LLC

By:	/s/ Keith G. Butler ————————————————— Keith G. Butler Chief Financial Officer and Controller

Date: October 5, 2004